    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997
                                                REGISTRATION NO. _______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                       22-1807533
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)                              NUMBER)

                        280 NORTH HIGH STREET, SUITE 760
                              COLUMBUS, OHIO 43215
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                           ---------------------------
     THE WENDT-BRISTOL HEALTH SERVICES CORPORATION EMPLOYEE INCENTIVE STOCK
                                  OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                           ---------------------------
                           SHELDON A. GOLD, PRESIDENT
                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
                        280 NORTH HIGH STREET, SUITE 760
                              COLUMBUS, OHIO 43215
                                 (614) 221-6000
       (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                                  FOR SERVICE)
                           ---------------------------
                                   COPIES TO:
                            RICHARD A. BARNHART, ESQ.
                            SCHOTTENSTEIN, ZOX & DUNN
                        A LEGAL PROFESSIONAL ASSOCIATION
                        41 SOUTH HIGH STREET, SUITE 2600
                              COLUMBUS, OHIO 43215
                           ---------------------------
                         CALCULATION OF REGISTRATION FEE

====================  ================== ==========================  ========================= =====================
TITLE OF                                 PROPOSED MAXIMUM            PROPOSED MAXIMUM
SECURITIES TO BE      AMOUNT TO BE       OFFERING PRICE PER          AGGREGATE OFFERING        AMOUNT OF
REGISTERED            REGISTERED         SHARE (1)                   PRICE (1)                 REGISTRATION FEE (1)
--------------------  ------------------ --------------------------  -----------------------------------------------
Common Stock                 250,000                      $1.50                   $375,000                   $114.00
====================  ================== ==========================  ========================= =====================

(1) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Registrant's Common Stock on the American Stock Exchange on November 7, 1997.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents which have been filed by The Wendt-Bristol Health Services Corporation (the "Company") with the Commission, as noted below, are incorporated by reference into this Registration Statement:

      (1) The Annual Report of the Company on Form 10-K for the fiscal year ending December 31, 1996;

      (2) All other reports filed by the Company pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996, the end of the Company's most recently completed fiscal year for which an Annual Report on Form 10-K was filed; and

      (3) The description of the Company's common stock set forth in the Company's Registration Statement on Form S-4 filed on November 18, 1988 (Registration No. 33-25648).

      All documents and periodic reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTIONS OF SECURITIES

      Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Wendt-Bristol Health Services Corporation (the "Company") is a Delaware corporation. Section 102 of the General Corporation Law of the State of Delaware ("GCL") provides that as part of the Company's Certificate of Incorporation, the Company may provide for a provision eliminating or limiting, with certain exceptions, the personal liability of a director to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director. Article Seven of the Company's Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders, to the extent provided by law, for monetary damages for a breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

      Article Eight of the Company's Certification of Incorporation provides that the Company shall indemnify its officers and directors to the full extent permitted by Section 145 of the GCL. Section 145 of the GCL provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

      Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his conduct was unlawful.

     Subsection (b) of the Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 145 of the GCL is reproduced in Article VI of the By-Laws of the Company.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.   EXHIBITS


             EXHIBIT
             NUMBER                        DESCRIPTION
             ------                        -----------

               4.1      Certificate of Incorporation of the Company. Filed as
                        Exhibit B to the Company's Proxy Statement (June 27,
                        1988) and incorporated herein by reference pursuant to Rule 411(c).

               4.2      By-Laws of the Company. Filed as Exhibit C to the
                        Company's Proxy Statement (June 27, 1988) and incorporated herein by reference.

               4.3      Temco National Corp. Stock Option Plan, as amended.
                        Filed as Exhibit 28.1 to the Company's 1991 Form 10-K and incorporated herein by reference.

               4.4      First Amendment to the Amended and Restated 1983
                        Employee Stock Option Plan.*



               5.1      Opinion of Schottenstein, Zox & Dunn.*

              23.1 Consent of Schottenstein, Zox & Dunn - contained in the opinion filed as Exhibit 5.1.

              23.2      Consent of Hausser + Taylor.*

               24       Powers of Attorney - contained on page S-1 herein.

-----------------
* Filed herewith.

ITEM  9.   UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLUMBUS, STATE OF OHIO, ON THIS 7TH DAY OF NOVEMBER, 1997.


                            The Wendt-Bristol Health Services Corporation (Registrant)


                            By:/s/ Sheldon A. Gold
                               ------------------------------------------------
                            Sheldon A. Gold
                            President

                            By:/s/ Charles R. Cicerchi
                               ------------------------------------------------
                            Charles R. Cicerchi
                            Vice-President, Finance and Principal Financial and Accounting officer

        KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS SHELDON A. GOLD AND CHARLES R. CICERCHI, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. SIGNATURES CAPACITY DATE


       Signatures                                   Capacity                         Date
       ----------                                   --------                         ----
By:/s/ Marvin D. Kantor                 Chairman of the Board and Director         November 7,
-------------------------------------                                                 1997
Marvin D. Kantor

By:/s/ Harold T. Kantor                 Vice Chairman of the Board and             November 7,
-------------------------------------   Director                                      1997
Harold T. Kantor

By:/s/ Sheldon A. Gold                  President (Principal Executive             November 7,
-------------------------------------   Officer) and Director                         1997
Sheldon A. Gold

By:/s/ Reed A. Martin                   Executive Vice President, Chief            November 7,
-------------------------------------   Operating Officer and Director                1997
Reed A. Martin

By:/s/ Paul H. Levine                   Director                                   November 7,
-------------------------------------                                                 1997
Paul H. Levine

By:/s/ Gerald M. Penn                   Director                                   November 7,
-------------------------------------                                                 1997
Gerald M. Penn

By:                                     Director                                   November 7,
-------------------------------------                                                 1997
Clemente Del Ponte

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION                                               PAGE NO.
------                           -----------                                               --------

 4.1    Certificate of Incorporation of the Company. Filed as Exhibit B to the
        Company's Proxy Statement (June 27, 1988) and incorporated herein by reference pursuant to Rule 411(c).

 4.2    By-Laws of the Company. Filed as Exhibit C to the Company's Proxy
        Statement (June 27, 1988) and incorporated herein by reference.

 4.3    Temco National Corp. Stock Option Plan, as amended. Filed as Exhibit
        28.1 to the Company's 1991 Form 10-K and incorporated herein by reference.

 4.4    First Amendment to the Amended and Restated                                            10
        1983 Employee Stock Option Plan.

 5.1    Opinion of Schottenstein, Zox & Dunn.                                                  11

23.1    Consent of Schottenstein, Zox & Dunn - contained in the opinion filed as
        Exhibit 5.1.

23.2    Consent of Hausser + Taylor.                                                           12